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                                                                    Exhibit 10.8

                                 LEASE AGREEMENT

                                                    BLDG: Westport 20
                                                    OWNER: 30
                                                    PROP: 0120
                                                    UNIT: 1
                                                    TENANT: IPAS01
                                                    LEASE: 0120-IPAS01-01

      THIS LEASE, made this 26th day of October, 1999 between WESTPORT JOINT VENTURE, a California joint venture, hereinafter called Landlord, and iPASS, INC., a California corporation, hereinafter called Tenant.

                                   WITNESSETH:

      Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as follows:

      All of that certain 48,384 +/- square foot, two-story building located at 3800 Bridge Parkway, Redwood City, California 94065. Said Premises is more particularly shown within the area outlined in Red on EXHIBIT A attached hereto. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on EXHIBIT A attached. The Premises shall be improved by Landlord as shown on EXHIBIT B to be attached hereto, and is leased on an "as-is" basis, in its present condition, and in the configuration as shown in Red on EXHIBIT B to be attached hereto.

      As used herein the Complex shall mean and include all of the land outlined in Green and described in Exhibit "A", attached hereto, common area private roads within the Complex, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

      Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1.    USE.

      Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing


                                       1.
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rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or article of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2.    TERM.*

      A. The term of this Lease shall be for a period of ten (10) years, one (1) month, seventeen (17) days (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the 15th day of January, 2000 and end on the 28th day February of 2010.

      B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence when the first of the following occurs:

            (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work has been completed, and Landlord has delivered possession of the Premises to Tenant; or

            (b) Upon the occupancy of the Premises by any of Tenant's operating personnel; or

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* It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent scheduled for the projected commencement date as shown in Paragraph 43.


                                       2.
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            (c) When the Tenant Improvements have been substantially completed for Tenant's use and occupancy, in accordance and compliance with Exhibit B of this Lease Agreement and Landlord has delivered the Premises to Tenant; or

            (d) As otherwise agreed in writing.

3.    POSSESSION.

      If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2(b) above. The above is, however, subject to the provision that the period of delay of delivery of the premises shall not exceed 60 days from the commencement date herein (except those delays caused by Acts of God strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

4.    RENT

      A. BASIC RENT. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of Twenty Five Million Nine Hundred Seventy Two Thousand Eight Hundred Forty Three and 35/100 ($25,972,843.35) Dollars in lawful money of the United States of America, payable as follows:

      See Paragraph 43 for Basic Rent Schedule

      B. TIME FOR PAYMENT. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

      C. LATE CHARGE. Notwithstanding any other provision of this Lease. If Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord. In addition to the delinquent rental due, a late charge for each


                                       3.
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rental payment in default ten (10) days. Said late charge shall equal ten (10%)
percent of each rental payment so in default.

      D. ADDITIONAL RENT. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

            (a) Tenant's proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and

            (b) Tenant's proportionate share of all insurance premiums and deductibles relating to the Complex, as set forth in Paragraph 15, and

            (c) Tenant's proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

            (d) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

      The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent (i) within five days for taxes and insurance and within thirty days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant's prorata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent Items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord so elects to do so at Landlord's sole and absolute discretion, as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items. Within thirty (30) days after receipt of Landlord's reconciliation, Tenant shall have the right, at Tenant's sole expense, to audit, at a mutually convenient time at Landlord's office, Landlord's records relating to the foregoing expenses. Such audit must be conducted by Tenant or an independent nationally recognized accounting firm that is not being compensated by Tenant or other third party on a contingency fee basis. Landlord shall be provided a complete copy of said audit at no expense to Landlord. If such audit reveals that Landlord has overcharged Tenant and the audit is not challenged by Landlord, the amount overcharged shall be credited to Tenant's account within thirty (30) days after the audit is concluded.


                                       4.
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      The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year pricing such expiration or termination bears to 365.

      E. FIXED MANAGEMENT FEE. Beginning with the Commencement Date of the term of this Lease, Tenant shall pay, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to two percent (2%) of the Basic Rent due for each month during the Lease Term. Said Management Fee shall be paid by Tenant to A&P Property Management Company at 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054.

      F. PLACE OF PAYMENT OF RENT AND ADDITIONAL RENT. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Westport Joint Venture, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054 or to such other person or to such other place as Landlord may from time to time designate in writing.

      G. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Four Hundred Ninety Three Thousand Five Hundred Sixteen and 80/100 ($493,516.80) Dollars. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignees of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor. See Paragraph 57.

5.    RULES AND REGULATIONS AND COMMON AREA.

      Subject to the term of conditions of this Lease and such reasonable Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invoices and customers, and others entitled to the use


                                       5.
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thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any party or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in the observance. Such Rules and Regulations may be reasonably amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant, Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

      Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditure for such maintenance shall be at the discretion of Landlord. Landlord's rights pursuant to this Paragraph 5 shall be subject to the condition that exercise of any such rights shall not unreasonably interfere with Tenant's use of the Premises.

6.    PARKING.

      Tenant shall have the right to use with other tenants or occupants of the Complex 161 parking spaces in the common parking areas of the Complex. Tenant agrees, that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 161 spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time, Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, the Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is


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parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking area for vehicle parking only, and shall not use the parking area for storage.

7. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX.

      As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expense of operations, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, private roads within the Complex and roads with reciprocal easement areas; lakes, parking lots and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

      "Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

8.    ACCEPTANCE AND SURRENDER OF PREMISES.

      By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in the present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any expectations to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the air conditioning and hearing equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or on the Premises


                                       7.
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(except movable trade fixtures installed at the expense of Tenant) except that
Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, the Tenant shall restore said Premises or such part or parts thereof before the end of the Lease at Tenant's sole cost and expense. Tenant, on or before the end to the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing sublease or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9.    ALTERATIONS AND ADDITIONS.

      Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent (which written consent will specify whether Landlord shall require removal of said alterations and/or additions, provided Tenant requests such determination from Landlord), of Landlord first had and obtained by Tenant (which approval shall not be unreasonably withheld) but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part to the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical air conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installation made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing


                                       8.
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thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Notwithstanding anything to the contrary herein, under no circumstances shall Tenant be authorized to penetrate the soil to a depth that exceeds three and one-half feet from the uppermost surface of the soil.

10.   TENANT MAINTENANCE.

      Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical system (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), store fronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior, including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs is such wear and tear exceed that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statue or ordinance now or thereafter in effect.

11.   UTILITIES.

      Tenant shall pay promptly as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

      Landlord shall not be liable for an Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

12.   TAXES.

      A. As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share of all Real Property taxes, which prorata share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term "Real Property Taxes", as used herein, shall mean (i) all taxes,


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assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered to that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value of the occupancy of the Complex or Landlord's interest therein or (ii) on a measured by the gross receipts, income or rentals from the Complex, or Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such real Property tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. The term "Real Estate Taxes" shall also include supplemental taxes related to the period of Tenant's Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired.

      B. TAXES ON TENANT'S PROPERTY

            (a) Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about in the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent


                                      10.

jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

            (B) if the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereto, are assessed for real property tax purposes at a valuation higher than the valuation to which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12B(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13.   LIABILITY INSURANCE.

      Tenant, at Tenant's expenses, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with a combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000. The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transaction of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder, shall be issued by an insurance admitted to transact business in the State of California and shall provide that the insurance effected thereby shall not be canceled, expect upon thirty (30) days' prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

14.   TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE.

      Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsements insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

      Tenants shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.


                                      11.

15.   PROPERTY INSURANCE.

      Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so direct by Landlord) Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the deductibles on insurance claims and the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent and any deductibles related thereto. If such insurance costs is increased due to Tenant's use of the Premises or the Complex. Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

      Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy or either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16.   INDEMNIFICATION.

      Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however; the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17.   COMPLIANCE.

      Tenant, at its sole cost and expense, shall promptly comply with all laws, statues, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The


                                      12.

judgment of any court of competent jurisdictions or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Tenant shall, at its sole costs and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

18.   LIENS.

      Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

19.   ASSIGNMENT AND SUBLETTING.

      Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord shall require Tenant to pay to Landlord as Additional Rent, seventy-five (75%) percent of all rents and/or additional consideration due Tenant from its assignees, transferees or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space ("Excess Rent"); provided, however, that before sharing such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent the amount of any reasonable leasing commissions related to said transaction paid by Tenant to third party brokers not affiliated with Tenant. Tenant shall by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereto. Within thirty(30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to termination. If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 19. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rest, as defined


                                      13.

and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of the Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with the assignment, and Landlord shall require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding the above, in no event will Landlord consent to a sub-sublease.

20.   SUBORDINATION AND MORTGAGES.

      In the event Landlord's title or leasehold interests is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights to Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

21.   ENTRY BY LANDLORD.

      Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder, to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premise and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also


                                      14.

have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

22.   BANKRUPTCY AND DEFAULT.

      The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, of any similar action undertaken by Tenant, or the insolvency of Tenant, shall at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receive appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

      Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, include, but shall not be limited to: (i) assurance of source and payment of rent and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provisions, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

      Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any right or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

      The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease, provided, however, that if the nature of Tenant's failure is such that more than thirty
(30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured


                                      15.

default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

            (A) The rights and remedies provided for by California Civil Code
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided as computed pursuant to subsection(b) of said Section 1951.2. Any proof by Tenant under subparagraph (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner. Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

            (B) The right and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interests under this Lease shall not constitute a termination of Tenant's right to possession.

            (C) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

            (D) To the extent permitted by law the right of power, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of the Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorney's fees and any real estate commissions actually paid, and the cost of such alteration and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option
(i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any


                                      16.

month by less than that to be paid during the month by Tenant hereunder. Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

            (E) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (d) above.

23.   ABANDONMENT.

      Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgage to Landlord.

24.   DESTRUCTION.

      In the event the Premises are destroyed in whole or in part form any cause, except for routine maintenance and repairs and incidental damage and destruction caused form vandalism and accidents for which Tenant is responsible for under Paragraph 10, Landlord may, at its option:

            (A) Rebuild or restore the Premises to the condition prior to the damage or destruction; or

            (B) Terminate this Lease, (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost). If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed one hundred eighty (180) days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary. Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as


                                      17.

of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

      Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

      In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/8 % of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible.

25.   EMINENT DOMAIN.

      If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

      If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

      In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month


                                      18.

next following in which such notice is given, upon payment by Tenant of the rent form the date of such taking or conveyance to the date of termination.

      If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26.   SALE OR CONVEYANCE BY LANDLORD.

      In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released form any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned. Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease for all obligations thereafter arising. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees, upon recognition, to attorn to the successor in interest of such transferor.

27.   ATTORNMENT TO LENDER OR THIRD PARTY.

      In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale. Tenant hereby agrees, upon recognition, to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28.   HOLDING OVER.

      Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination f the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

29.   CERTIFICATE OF ESTOPPEL.


                                      19.

      Tenant shall at any time upon not less than ten (10) days' prior written notice to Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement with in such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

30.   CONSTRUCTION CHANGES.

      It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification for the accuracy of such drawings rests with Tenant.

31.   RIGHT OF LANDLORD TO PERFORM.

      All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice thereof by Landlord, or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder. See Paragraph 51.

32.   ATTORNEYS' FEES.

      A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall


                                      20.

be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

      B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

33.   WAIVER.

      The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34.   NOTICES.

      All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Westport Joint Venture, 2560 Mission College Blvd., #101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35.   EXAMINATION OF LEASE.

      Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

36.   DEFAULT BY LANDLORD.

      Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for


                                      21.

performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

37.   CORPORATE AUTHORITY.

      If Tenant is a corporation, (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38.

39.   LIMITATION OF LIABILITY.

      In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

      A. The sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;

      B. No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

      C. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

      D. No partner of Landlord shall be required to answer or otherwise plead to any service of process;

      E. No judgment will be taken against any partner of Landlord;

      F. Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

      G. No writ of execution will ever be levied against the assets of any partner of Landlord;

      H. These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

      Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.


                                      22.

40.   MISCELLANEOUS AND GENERAL PROVISIONS.

      A. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

      B. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

      C. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

            The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision here.

      D. Time is of the essence of this Lease and of each and all of its provisions.

      E. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

      F. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant, Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

      G. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

      H. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.


                                      23.

      I. Paragraphs 43 through 59 are added hereto and are included as a part of this lease.

      J. Clauses, plats and riders, if any, signed by Landlord and tenant and endorsed on or affixed to this Lease are a part hereof.

      K. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

41.   BROKERS.

      Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this Lease: none and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

42.   SIGNS.

      No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

      All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

      IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:                                                TENANT:
WESTPORT JOINT VENTURE                                   iPASS, INC.,
a California joint venture                               a California corporation

JOHN ARRILLAGA SURVIVOR'S TRUST

By   /s/  John Arrillaga                                 By   /s/  Michael Mansouri
   ---------------------------------------                 ---------------------------------------
         John Arrillaga, Trustee

Date   11/24/99                                          Title   Chairman & CEO
     -------------------------------------                    ------------------------------------


                                      24.

PEERY PRIVATE INVESTMENT COMPANY WP, L.P.,
a California limited partnership                         Print or Type Name Michael Mansouri

By   /s/  Richard Perry                                  Date   11/21/99
   ---------------------------------------                   -------------------------------------
   Richard T. Peery, Trustee of the
   Richard T. Peery Separate Property
   Trust dated 7/20/77, as its General
   Partner

Date   11/24/99
    --------------------------------------

PEERY PUBLIC INVESTMENT COMPANY - WP, L.P., a California limited partnership

By:   /s/  Richard Perry
    --------------------------------------
Richard T. Peery, Trustee of the Richard
T. Peery Separate Property Trust dated
7/20/77, as its General Partner

Date   11/24/99
     -------------------------------------


                                      25.

Paragraphs 43 through 59 to Lease Agreement dated October 26, 1999, by and between Westport Joint Venture, a California joint venture, as Landlord, and iPass, Inc., a California corporation, as Tenant for 48,384+/- Square Feet of Space Located at 3800 Bridge Parkway, Redwood City, California.

43.   BASIC RENT.

      In accordance with Paragraph 4A herein, the total aggregate sum of TWENTY FIVE MILLION NINE HUNDRED SEVENTY NINE THOUSAND SEVEN HUNDRED FIVE AND 38/100 DOLLARS ($25,979,705.38), shall be payable as follows:

      On January 15, 2000, the sum of ONE HUNDRED SIX THOUSAND THREE HUNDRED SIXTY ONE AND 38/100 DOLLARS ($106,361.38) shall be due, representing the prorated Basic Rent for the period of January 15, 200 through January 31, 2000.

      On February 1, 2000, the sum of ONE HUNDRED EIGHTY ONE THOUSAND FOUR HUNDRED FORTY AND NO/100 DOLLARS ($181,440.00) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2001.

      On March 1, 2001, the sum of ONE HUNDRED EIGHTY EIGHT THOUSAND SIX HUNDRED NINETY-SEVEN AND 60/100 DOLLARS ($188,697.60) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2002.

      On March 1, 2002, the sum of ONE HUNDRED NINETY FIVE THOUSAND NINE HUNDRED FIFTY FIVE AND 20/100 DOLLARS ($195,955.20) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2003.

      On March 1, 2003, the sum of TWO HUNDRED THREE THOUSAND TWO HUNDRED TWELVE AND 80/100 DOLLARS ($203,212.80) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2004.

      On March 1, 2004, the sum of TWO HUNDRED TEN THOUSAND FOUR HUNDRED SEVENTY AND 40/100 DOLLARS ($210,470.40) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2005.

      On March 1, 2005, the sum of TWO HUNDRED SEVENTEEN THOUSAND SEVEN HUNDRED TWENTY EIGHT AND NO/100 DOLLARS ($217,728.00) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2006.

      On March 1, 2006, the sum of TWO HUNDRED TWENTY FOUR THOUSAND NINE HUNDRED EIGHTY FIVE AND 60/100 DOLLARS ($224,985.60) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2007.

      On March 1, 2007, the sum of TWO HUNDRED THIRTY-TWO THOUSAND TWO HUNDRED FORTY THREE AND 20/100 DOLLARS ($232,243.20) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2008.


                                      26.

      On March 1, 2008, the sum of TWO HUNDRED THIRTY NINE THOUSAND FIVE HUNDRED AND 80/100 DOLLARS ($239,500.80) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2009.

      On March 1, 2009, the sum of TWO HUNDRED FORTY SIX THOUSAND SEVEN HUNDRED FIFTY EIGHT AND 40/100 DOLLARS ($246,758.40) shall be due, and a like sum due on the first day of each month thereafter, through and including February 1, 2010; or until the entire aggregate sum of TWENTY-FIVE MILLION NINE HUNDRED SEVENTY-NINE THOUSAND SEVEN HUNDRED FIVE AND 38/100 DOLLARS ($25,979,705.38) has been paid.

44.   "AS-IS BASIS.

      Subject only to Paragraph 45 and to Landlord making the improvements shown on EXHIBIT B to be attached hereto, it is hereby agreed that the Premises leased hereunder is leased strictly on an "as-is" basis and in its present condition, and in the configuration as shown on EXHIBIT B to be attached hereto, and by reference made a part hereof. Except as noted herein, it is specifically agreed between the parties that after Landlord makes the interior improvements as shown on EXHIBIT B, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease. Notwithstanding anything to the contrary within this Lease, Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

45.   TENANT INTERIOR IMPROVEMENTS.

      Landlord shall, at its sole cost and expense, construct certain interior improvements (the "Tenant Improvements") in the Premises, as shown on EXHIBIT B to be attached to the Lease and Landlord agrees to deliver the Premises leased hereunder to Tenant, at Landlord's expense, in the configuration shown in Red on EXHIBIT B to be attached hereto. Notwithstanding anything to the contrary above, it is specifically understood and agreed that Landlord shall be required to furnish only a standard air conditioning/heating system, normal electrical outlets, standard fire sprinkler systems, standard bathroom, standard lobby, 2' x 4' suspended acoustical tile drop ceiling throughout the entire space leased, carpeting and/or vinyl-coated floor tile, and standard office partitions and doors, as shown on EXHIBIT B to be attached hereto; provided, however, that any special HVAC and/or plumbing and/or electrical requirements over and above that normally supplied by Landlord shall be 100 percent the responsibility of and be paid for 100 percent by Tenant.

      It is further agreed that Tenant shall furnish Landlord with Tenant's required specifications and a preliminary space plan showing the layout of the improvements to be constructed in the Premises by November 15, 1999. At that time, Landlord shall have the final interior plans drawn by Landlord's architect. All of the plans and specifications shall be EXHIBIT B to this Lease. If said preliminary plans and specifications for any items affecting the interior improvements to be constructed in the building are not received by Landlord for Landlord's approval (which approval shall not be unreasonably withheld) by November 15, 1999, then it is


                                      27.

agreed that, notwithstanding anything to the contrary in this Lease, this Lease and Tenant's obligation to perform all terms, covenants and conditions of this Lease shall commence February 15, 2000, regardless of whether or not the building and interior improvements are completed on February 15, 2000, and Landlord shall complete construction of the interior improvements as soon as reasonably possible thereafter.

      Notwithstanding anything to the contrary, it is agreed that in the event Tenant makes changes, additions or modifications to the plans and specifications to be constructed by Landlord as set forth herein, or improvements are installed for Tenant in excess of those to be provided Tenant by Landlord as set forth on EXHIBIT B, any increased cost(s) resulting from said changes, additions and/or modifications and/or improvements in excess of those to be provided Tenant shall be contracted for with Landlord and paid for one hundred percent (100%) by Tenant.

      The interior shall be constructed in accordance with EXHIBIT B of the Lease, it being agreed, however, that if the interior improvements constructed by Landlord relating thereto, do not conform exactly to the plans and specifications as set forth in the Lease, and the general appearance, structural integrity, and Tenant's uses and occupancy of the Premises and interior improvements relating thereto are not materially or unreasonably affected by such deviation, it is agreed that the commencement date of the Lease, and Tenant's obligation to pay rental, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises and interior improvements as constructed by Landlord.

      Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a "punch list" pertaining to Landlord's work with respect to Tenant's interior improvements. As soon as reasonably possible thereafter, Landlord, or one of Landlord's representatives (if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective construction related to the Tenant Improvements installed by Landlord. After such inspection has been completed, Landlord shall prepare, and both parties shall sign, a list of all "punch list" items which the parties reasonably agree are to be corrected by landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises). landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord's expense, the repairs on the "punch list" without the Commencement Date of the Lease and Tenant's obligation to pay Rental thereunder being affected. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Commencement Date of this Lease.

46.   CONSENT.

      Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

47.   CHOICE OF LAW; SEVERABILITY.

      This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable or


                                      28.

ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

48.   AUTHORITY TO EXECUTE.

      The parties executing this Lease Agreement hereby warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.

49.   ASSESSMENT CREDITS.

      The demised property herein may be subject to a special assessment levied by the City of Redwood City as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

50.   ASSIGNMENT AND SUBLETTING (CONTINUED).

      A. In addition to and notwithstanding anything to the contrary in Paragraph 19 of this Lease and provided Tenant is not in default of this Lease, Landlord hereby agrees to consent to: (1) Tenant's assigning or subletting said Lease to: (i) any parent or subsidiary corporation, or corporation with which Tenant merges or consolidates provided that the net worth of said parent or subsidiary corporation, or said corporation has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment, merger, or consolidation (whichever is greater); or
(ii) any third party or entity to whom Tenant sells all or substantially all of its assets; provided, that the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant (a) at the time of Lease execution or
(b) at the time of such merger, consolidation or acquisition, whichever is greater (collectively "Permitted Transfers"); (2) waive its right to terminate the Lease due to a Permitted Transfer; and (3) waive any rights to Excess Rent related to a Permitted Transfer. No such assignment or subletting will release the Tenant from its liability and responsibility under this Lease to the extend Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above,
(b) execute Landlord's consent document prepared by Landlord reflecting the


                                      29.

assignment or subletting and (c) pay Landlord's costs for processing said Consent prior to the effective date of said assignment or sublease.

      B. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer ("Proposed Transfer") if the Premises or any other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property. However, Landlord may, in its sole discretion, consent to such a proposed Transfer where Landlord is indemnified by Tenant and (i) Subtenant or
(ii) Assignee, in form and substance satisfactory to Landlord's counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the premises and the Property.

      C. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consent to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

            "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by
      Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

            The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.


                                      30.

Initials:                                Initials:                           "
         ---------------------------              ----------------------------
                   Subtenant                               Tenant

51.   BANKRUPTCY AND DEFAULT.

      Paragraph 22 is modified to provide that with respect to non-monetary defaults not involving Tenant's failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.

52.   ABANDONMENT.

      Paragraph 23 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated and maintained to the extent necessary to prevent damage to the Premises or its systems.

53.   HAZARDOUS MATERIALS.

      Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Complex (hereinafter collectively referred to as the "Property"):

      A. As used herein, the term "Hazardous Materials," shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous or radioactive material, waste, chemical, mixture or byproduct or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement or approval, or any determination, judgment, directive or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently or promulgated) relating to pollution or the protection of the environment, ecology, natural resources or public health and safety.

      B. Tenant shall obtain Landlord's written consent, which may be withheld in Landlord's discretion, prior to the occurrence of any Tenant's Hazardous Materials Activities (defined


                                      31.

below); provided, however, that Landlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. As used herein, the term "Tenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant's use of the Property, or by Tenant or by any of Tenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant's expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant's Hazardous Materials Activities of which Tenant becomes aware. If Tenant's Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant's expense:
(i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease ("Anniversary Date"); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant's Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant's findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies in connection with Tenant's Hazardous Materials Activities identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.

      C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant's Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

      D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant's Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the


                                      32.

Property and conduct inspection, sampling and analysis, including but not limited to, obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to, reasonable attorneys' fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord's prior written consent which may be withheld in Landlord's discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

      E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other experts' fees and costs), and damages, which arise from or relate to: (i) Tenant's Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 53 (collectively, "Tenant's Environmental Indemnification"). Tenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities or other environmental response action (collectively, "Response Actions"). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

      F. Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill ("Former Landfill"). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled sold waste, and/or in certain surface waters of the Property, as more fully described in Section 2.3.2 of the report entitled "Revised Discharge Monitoring Plan, Westport Landfill Site, Redwood City, California," prepared by Geomatrix Consultants, dated May 1996 ("Discharge Plan"), (ii) methane gas is or may be generated by the landfilled solid waste (item "i" immediately preceding and this item "ii" are hereafter collectively referred to as the "Landfill Contamination"), and (iii) the Premises and the Former Landfill are subject to the California Regional Water Quality Control Board's ("Regional Board") Waste Discharge Requirements Order No. 94-181 (the "Order"). The Order is attached hereto as EXHIBIT C. As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided


                                      33.

Tenant with copies of the environmental reports listed on EXHIBIT D, and Tenant acknowledges that Tenant and Tenant's experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant's intended use of the Property.

Initials:      /s/   MM                  Initials:      /s/   JA
         ---------------------------              ----------------------------
                   Tenant                                   Landlord

      G. Landlord shall indemnify, defend and hold harmless Tenant against any and all claims asserted by third parties (excluding any agents, employees, contractors, vendors, invitees, visitors, future subtenants and assignees of Tenant, and excluding any other parties related to Tenant), including all liabilities, judgments, damages, suits, orders, government directives, costs and expenses in connection with such claims, which arise from (i) the Landfill Contamination, or (ii) the Order, as may be amended ("Landlord's Environmental Indemnity"); provided, however, that Landlord's Environmental Indemnity shall be subject to the following limitations and conditions:

      (1) Landlord's Environmental Indemnity shall not apply to any economic or consequential damages suffered by Tenant, including but not limited to loss of business or profits.

      (2) Landlord's Environmental Indemnity shall not apply, without limitation, to any releases caused by Tenant's Hazardous Materials Activities.

      (3) Tenant acknowledges that Landlord must comply with the Order, as may be amended, and with directives of government authorities including the Regional Board, with respect to the Contamination and the Former Landfill. Tenant further acknowledges that groundwater monitoring wells, methane recovery wells and equipment, and other environmental control devices are located on and about the Premises and may be modified or added to during the term of the Lease (collectively, "Environmental Equipment"), and that environmental investigation, monitoring, closure and post-closure activities (collectively, "Environmental Activities") will be performed on the Premises during the term of the Lease. Tenant shall allow Landlord, and any other party named as a discharger under the Order, as may be amended, and their respective agents, consultants and contractors, and agents of governmental environmental authorities with jurisdiction ("Government Representatives") to enter the Premises to access the Environmental Equipment and to perform Environmental Activities during the term of the Lease, provided that Tenant's use and occupancy of the Premises shall not unreasonably be disturbed.

      (4) Tenant and Landlord shall reasonably cooperate with each other regarding any Environmental Activities to be performed, and regarding any Environmental Equipment to be installed, maintained, or removed on the Premises during the term of the Lease.


                                      34.

      (5) Tenant shall be responsible at its expense for repairing any Environmental Equipment damages due to the negligence of Tenant or Tenant's agents, employees, contractors, vendors, invitees, visitors, future subtenants or assignees (such terms "invitees" and "visitors" as used in this Paragraph 53 shall not include Landlord or any other party named as a discharger under the Order as may be amended, or any of their respective agents, consultants or contractors, or any Government Representatives).

      It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 53.

54.   LEASE TERMS CO-TERMINOUS.

      It is acknowledged that (i) concurrently with the execution of this Lease, Landlord and Tenant are also executing a second Lease Agreement dated October 26, 1999 (hereinafter referred to as the "Building 19 Lease") affecting adjacent property located at 3600 Bridge Parkway, Redwood City and (ii) it is the intention of the parties that the term of this Lease be co-terminous with the term of the Building 19 Lease such that the terms of both leases expire on the same date; provided, however, the termination of this Lease resulting from the terms and conditions stated under Paragraph 19 "Bankruptcy and Default" (subject to Landlord's option as stated in the respective leases' "Cross Default" Paragraph) or Paragraph 21 "Destruction" or Paragraph 22 "Eminent Domain" shall not result in a termination of the Building 19 Lease, unless Landlord elects, at its sole and absolute discretion, to terminate both of the leases.

55.   CROSS DEFAULT.

      As a material part of the consideration for the execution of this Lease by Landlord, it is agreed between Landlord and Tenant that a default under this Lease, or a default under said Building 19 Lease may, at the option of Landlord, be considered a default under both leases, in which event Landlord shall be entitled (but in no event required) to apply all rights and remedies of Landlord under the terms of one lease to both leases including, but not limited to, the right to terminate one or both of said leases by reason of a default under said Building 19 Lease or hereunder.

56.   ADDITIONAL RENT CONTINUED.

      The following items shall be excluded from "Additional Rent":

      A. Leasing commissions, attorney's fees, costs, disbursements, and other expenses incurred in connection with negotiations with other tenants, or disputes between Landlord and other third party not related to Tenant (hereinafter referred to as "Third Party"), or in connection with marketing, leasing, renovating, or improving space for other current or prospective tenants or other current or prospective occupants of the Complex; notwithstanding anything to the contrary herein, any costs and expenses Landlord is entitled to be reimbursed for as stated under Paragraph 22 ("Bankruptcy and Default") ARE NOT excluded Additional Rent items as reflected in this Paragraph 56.


                                      35.

      B. The cost of any service sold to any other Third Party or other occupant whose leased premises are not part of the Premises leased herein and for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and additional rent payable under the lease agreement with said other tenant.

      C. Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, provided Tenant is not responsible under the Lease for such costs, fines and/or penalties, and/or provided Tenant's actions or inactions did not cause, in whole or in part, such costs, fines and/or penalties.

      D. Wages, salaries, or other compensation paid to executive employees above the grade of Property Manager.

      E. Repairs or other work occasioned by fire, windstorm, or other insured peril, to the extent that Landlord shall receive proceeds of such insurance or would have received such proceeds had Landlord maintained the insurance coverage required under this Lease providing said insurance coverage was available and Tenant paid its share of the premium as required under the Lease and any insurance deductible(s) which Tenant is responsible for paying and provided Tenant is not responsible for the damage to the Premises.

      G. Except as otherwise noted in this Lease, any mortgage debt, or ground rents or any other amounts payable under any ground lease for the Property.

      H. Subject to the terms of Paragraph 53G above, Landlord's costs related to Lease Paragraphs 53F and 53G.

57.   SECURITY DEPOSIT IN THE FORM OF AN IRREVOCABLE STANDBY LETTER OF CREDIT.

      The cash Security Deposit provided for in Paragraph 4G of the Lease shall be deposited by Tenant with Landlord upon execution of this Lease; however, Tenant shall have the right, at Tenant's sole election, to replace one-half ($246,758.40) of the cash Security Deposit held by Landlord with an irrevocable letter of credit, drawn upon an institutional lender reasonably acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord and for a term equal to the Term of this Lease plus a period of sixty (60) days, and said irrevocable letter of credit shall not be subject to annual renewal. Said financial institution must agree that the presentment for demand may be made in San Jose, Santa Clara or Palo Alto, California. One half of the cash Security Deposit ($246,758.40) held by Landlord shall be refunded to Tenant upon Landlord's receipt of an acceptable irrevocable letter of credit. If Tenant defaults with respect to any provisions of this Lease, including but not limited to provisions relating to the payment of Rent, Landlord may (but shall not be required to) draw down on the irrevocable letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. Landlord and Tenant acknowledge that such irrevocable letter of credit will be treated as if it were a cash Security Deposit, and such irrevocable letter of credit may be drawn down upon by Landlord upon demand and presentation of evidence of the identity of Landlord to the issuing bank, in the event that Tenant defaults with respect to any provision of this Lease and such default is not cured


                                      36.

within any applicable cure period. Landlord acknowledges that it is not entitled to draw down such irrevocable letter of credit unless Landlord would have been entitled to draw upon a cash Security Deposit pursuant to the terms of Paragraph 4G of the Lease. Concurrently with the delivery of the required information to the issuing bank, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of the Lease, and evidence of the failure of Tenant to cure such default within the applicable grace period following receipt of such notice of default. If any portion of the irrevocable letter of credit is used or applied pursuant hereto, Tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the irrevocable letter of credit, or (ii) increasing the irrevocable letter of credit to its value immediately prior to such application. Tenant's failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.

58.   ASSIGNMENT OF WARRANTIES.

      During the Term of the Lease, Landlord hereby assigns to Tenant all of Landlord's Contractor's warranties and shall cooperate with Tenant in enforcing any of such warranties except that Landlord shall not be required to pay any legal fees or incur any expenses in this regard.

59.   BROKERS.

      Landlord and Tenant each represent to the other that they have dealt with no real estate brokers, agents, or finders in connection with this transaction, except as follows: Cornish & Carey Oncor International ("C&C"), whose commission shall be paid by Landlord in accordance with Landlord's standard commission schedule which commission for this Lease is a total of $100,000.00. Each party agrees to defend, protect, indemnify and hold the other party harmless from and against all claims for brokerage commissions, finder's fees, and other compensation made by any broker, agent, or finder as consequence of the indemnifying party's actions or dealing with such broker, agent or finder. The parties hereto acknowledge that Landlord will not pay an additional brokerage fee to C&C or any broker in the event the term of this Lease is extended for any reason whatsoever.


                                      37.

                         [MAP OF WESTPORT OFFICE PARK]



                                        EXHIBIT A TO LEASE AGREEMENT DATED
                                        OCTOBER 26, 1999 BY AND BETWEEN WESTPORT
                                        JOINT VENTURE, AS LANDLORD, AND iPASS,
                                        INC., AS TENANT.
                                        WESTPORT 20

                                                     [STAMP OF INITIALS GRAPHIC]

CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD
SAN FRANCISCO BAY REGION

ORDER NO. 94-181
UPDATED WASTE DISCHARGE REQUIREMENT FOR:

WESTPORT INVESTMENTS
(PEERY/ARRILLAGA)
PARKWOOD 101/Westport Landfill
REDWOOD CITY, SAN MATEO COUNTY

The California Regional Water Quality Control Board, San Francisco Bay Region, (hereinafter called the Board), finds that:

1. Westport Investments Inc. is the site's legal owner hereinafter referred to as the discharger. The site is located adjacent to Belmont Slough in Redwood City as shown in Figure 1, which is incorporated herein as a pan of this Order. No waste has been disposed of at the site since 1970, and the site is considered a closed site.

PURPOSE OF UPDATING ORDER:

2. The primary objectives of this order are to revise the site's groundwater and leachate monitoring program, and to bring the site into compliance with the current regulations of Article 5, Title 23, Division 3, Chapter 15 of the California Code of Regulations. Additionally, this Order requires the discharger to reconstruct those portions of the landfill which do not meet the requirements of Section 2581, Article 8, of Chapter 15.

SITE DESCRIPTION:

3. The site is located approximately one mile east of Highway 101, and it is bordered by Belmont Slough to the north and west, and by an existing residential development and Marine World Parkway to the east and south. The site is divided into three areas. Two of these areas, the mound (35 acres) and panhandle (10 acres) areas, are associated with refuse fill and currently have a cap (with a varying thickness) overlying them. The third area (40 acres), between the refuse fill areas and the levees, is a low-lying area that does not contain refuse. The site's surface soils are currently composed largely of fill that has been used to establish a cap over the refuse fill area, or used to fill the low-lying elevations.


            EXHIBIT C TO LEASE AGREEMENT DATED OCTOBER 6, 1999 BY
            AND BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND iPASS, INC., AS TENANT

            WESTPORT 20

                                                                Initial: _______

SITE HISTORY:

4. The site was a tidal marshlands until approximately 1910, at which time the area was diked and used for pasture lands. The area was used as a refuse disposal site from 1948 to about 1970. Disposal in the panhandle area of the site reportedly ceased in about 1963, while disposal in the mound area continued until 1970 (Levin-Fricke, 1989a). The site has been closed in accordance with the Board's Order No. 76-77 dated October 18, 1977. Closure involved placement of low permeability soils, Bay Mud clays and construction fill, over the top of the refuse.

5. On July 20, 1976, Waste Discharge Requirements (WDRs) Order No. 76-77 was adopted for the site. On October 18, 1977 Order NO. 76-77 was revised by the adoption of Order NO. 77-134.

6. On March 2, 1994 United Soil Engineering, Inc., (USC), conducted an investigation to determine the thickness of the landfill's cover. A total of 77 borings were advanced to a depth of 6 feet. USC's investigation revealed that an additional one to two feet of clay or low permeability soils are required to achieve a minimum thickness for most part of the landfill's cover. [Note: Section 2581 of Article 8 requires two feet of appropriate materials as a foundation layer for the final cover, one foot of soil with a permeability of less than or equal to 10 (6) cm/sec and one foot of protective cover soil.]

7. In some portion of the landfill, the thickness of final cover does not meet the requirements of Article 8 of Chapter 15.

GEOLOGIC SETTING OF THE SITE:

8. The sediments underlying the landfill consist primarily of shallow Bay deposits comprised of "Bay mud" clays and silty clays. Stiff to very stiff sandy clay/clayey sand was encountered below the Bay Mud extending to a depth of approximately 200 feet below ground surface. According to Cooper Engineers (Cooper, 1983), a moderately permeable sequence of clay, sand, and gravel underlies the stiff clays, beginning at a depth of 200 feet below ground surface. Franciscan bedrock was reported to be at a depth of approximately 300 feet below ground surface (bgs) along the western side of the site and 500 feet bgs along the eastern side of the site as reported by Cooper Engineers (1983). A general geologic cross section of the South Bay, including the site, is shown in Figure 2.

HYDROGEOLOGIC SETTING OF THE SITE:

9. Investigations have shown that the groundwater movement is radially away from the mounded areas. However, the potential flow directions are likely influenced by the presence of the operating leachate collection and recovery system located along a line approximately 10 feet from the southern border of the mound area. Groundwater flow may also be influenced by the presence of landfill gas barriers installed off site on the Peninsula Landing site, south of the Panhandle, and on the Boardwalk site south of the Mound area.

10. The direction of deeper groundwater flow cannot be established with a high level of certainty because of the relatively discontinuous nature of the water bearing zones in the low permeability clay layer beneath the recent Bay Mud. However, based on a study conducted by Mclaren (McLaren, 1989),"... regional hydrogeologic condition suggest that deeper groundwater moves in an easterly direction toward San Francisco Bay."

11. A comparison of the shallow and deep groundwater levels have indicated the existence of a slightly downward vertical gradient except for well P-1A and P-1B. In October of 1988, an upward gradient was observed for the two aforementioned monitoring wells. However, subsequent studies for these wells showed a downward vertical gradient.

12. Confined aquifer zones of moderate permeability which are the major groundwater. sources for the region, are located at a depth of 190 to 200 feet beneath the site. This aquifer zone is an extension of the major artesian basin of the South Bay and Santa Clara Valley and consists chiefly of unconsolidated Quaternary alluvium.

13. The beneficial uses of Belmont slough, and South San Francisco Bay are as follows:

            a.    Wildlife habitat
            b.    Brackish and salt water marshes
            c.    Water contact recreation
            d.    Non-water contact water recreation
            e.    Commercial and sport fishing
            f.    Preservation of rare and endangered species
            g.    Esturaine habitat
            h.    Fish migration and spawning

14. The present and potential beneficial uses of the deeper groundwater are as follows:

            a.    Domestic and municipal water supply
            b.    Industrial process supply
            c.    Industrial service supply
            d.    Agricultural supply

WASTES AND THEIR CLASSIFICATION:

15. Approximately 45 acres of the project site were used for landfill disposal of municipal solid waste and incinerator ash from 1948 to 1970. About 650,000 cubic yards of fill material has been disposed of at the site. The refuse material at the site consisted of paper, glass, plastic, and minor amounts of wood and rock fragments and incinerator ashes.

MONITORING PROGRAM:

16. There are 10 existing on-site groundwater monitoring wells and 2 off-site wells to the south of the site, near Marine World Parkway. These wells were installed by various consultants in conjunction with the evaluation of groundwater conditions for the entire 85-acre site. Seven wells monitor landfill leachate.

17. An investigation was conducted by LEVIN-FRICKE during the period from August through December 1988 to characterize soil and groundwater quality at the landfill in accordance with the Solid Waste Assessment Test (SWAT) requirements. This investigation concluded that the landfill was leaking low levels of contaminants.

18. The discharger shall initiate a semi-annual monitoring program for the existing monitoring network which consists of 6 leachate wells (P-2A, P-1A, S-1A, S-2, S-5, LW-1), five deep groundwater wells (UGP-1, P-2B, P-1B, MW-1, MW-2), 21 shallow groundwater wells (UPG-2, P-8, P-7, K-1, P-3, K-3, K-4, P-5, P5-1, K-5, MW-3, MW3-1, MW3-2, S-3A, S-4A, P-4, K-2,
      P-6), and 4 surface water monitoring points (SW-1, SW-2, SW-3, SW-4) as shown in Figure 1 of the attached discharge monitoring program. The points of compliance for shallow and deep groundwater zones have been identified as those wells which monitor the shallow and the deep groundwater zones beneath the site.

19. Federal Regulations [40 Code of Federal Regulations (CFR) Parts 122, 123, and 124] require specific categories of industrial activities, including landfills, to obtain a NPDES permit for storm water discharges. The State Water Resources Control Board has issued a General Permit for Storm Water Discharges Associated with Industrial Activities (NPDES permit No. CAS000001). This facility is subject to these requirements. Pursuant to the Stormwater Discharge Program, this facility is required to submit a Notice of Intent for coverage under the General Permit; to prepare and implement a monitoring program; and to submit an annual report. Compliance with the monitoring and reporting requirements of this Order are intended to assure compliance with the requirements of the General Permit.

EXISTING LEACHATE CONTROL SYSTEM:

20. The leachate collection system of the site consists of two trenches. The trenches were excavated to depths of 8 to 13 feet bgs. The approximate locations of the leachate trenches are shown in Figure 3. The leachate collection and recovery system has been operational in Trench No. 1 since installation. Leachate Trench No. 1 is fitted with an automatic pumping system that periodically pumps leachate from manhole No. 1 to the sanitary sewer as needed to maintain a low level of leachate in the trench. The pumping system for Trench No. 2 is not currently operating because migration of leachate has been mitigated to some extent by the relatively impervious clays at the site.

CALIFORNIA ENVIRONMENTAL QUALITY ACT

21. This site is exempt from the provision of the California Environmental Quality Act (CEQA) pursuant to Section 15308, Title 14 of the California Code of Regulation. However, any subsequent development of the closed landfill may not be exempt from CEQA.

22. Sanitary landfills could potentially impact groundwater if not properly designed maintain and/or operated. Groundwater can also be affected by water that percolates through waste materials and extracts or dissolves substances from it and carries them into the groundwater.

23. The preceding impacts are mitigated or avoided by design measures to control erosion and assure containment of waste and leachate through the use of leachate collection and removal systems.

24. The Board has notified the discharger and interested agencies and persons of its intent to prescribe waste discharge requirements for the discharge, and has provided them with an opportunity to submit their written views and recommendations.

25. The Board in a public meeting heard and considered all comments pertaining to the discharge.

IT IS HEREBY ORDERED that the dischargers, their agents, successors and assigns are to complete closure activities (modifications of clay cap), conduct postclosure maintenance and monitoring pursuant to authority in Title 23, Chapter 15, Section 2581 and California Water Code Division 7 and the following:

A.    PROHIBITIONS

      1.    Wastes shall not be in contact with ponded water.

      2. Leachate from wastes and ponded water containing leachate or in contact with refuse shall not be discharged to waters of the State or of the United States.

      3. Wastes of any origin and type shall not be deposited or stored at this site after the adoption of this Order.

      4. The discharger, or any future owner or operator of this site, shall not cause the following conditions to exist in waters of the State at any place outside the waste management facility.

            a.    Surface Waters

                  1. Floating, suspended, or deposited macroscopic particulate matter or foam.

                  2.    Bottom deposits or aquatic growth.

                  3. Adversely alter temperature, turbidity, or apparent color beyond natural background levels.

                  4. Visible, floating, suspended or deposited oil or other products of petroleum origin.

                  5. Toxic or other deleterious substances to be present in concentrations or quantities which may cause deleterious effects on aquatic biota, wildlife or waterfowl, or which render any of these unfit for human consumption either at levels created in the receiving waters or as a result of biological concentrations. [Note: the surface water and shallow groundwater on and in the vicinity of the site are not used for human consumption since they are brackish and/or saline]

                  b.    Groundwater

                        The groundwater shall not be degraded as a result of the waste maintained at the facility.

B.    SPECIFICATIONS

      1. All reports pursuant to this Order shall be prepared under the supervision of a registered civil engineer, California registered geologist or certified engineering geologist.

      2. The site shall be protected from any washout or erosion of wastes from inundation which could occur as a result of a 100-year 24-hour precipitation event, or as the result of flooding with a return frequency of 100 years.

      3. The existing leachate control facility shall be maintained and remain operational as long as leachate is present and it poses a threat to water quality.

      4. All conveyance control facilities and hydraulic structures shall be maintained to ensure normal flow of liquid and to prevent hydraulic pressure buildup within the pipeline.

      5. The discharger shall assure that the foundation of the site, the refuse fill, and the structures which control leachate, surface drainage, erosion and gas for this site are constructed and maintained to withstand conditions generated during the maximum probable earthquake.

      6. The facility's Leachate Collection and Removal System (LCRS) must be capable of creating an inward leachate gradient which shall prevent leachate migration offsite.

      7. The existing LCRS shall be inspected monthly or more frequently as necessary, and any accumulated fluid shall be removed.

      8. The exterior surfaces (cap) shall be graded to promote lateral runoff of precipitation and to ensure that ponding dose not occur.

      9. A detailed survey of the landfill's cap must be made, to assure that construction is in compliance the requirement of Article 8 of Chapter 15.

      10. The discharger shall maintain and monitor the waste unit to prevent a statistically significant increase to exist between water quality at the point of compliance as provided in Section 2550.5, Article 5 of Chapter 15.

      11. In the event of a release of a constituent of concern beyond the Point of Compliance, the site will begin a Compliance Period pursuant to Section 2550.6(a). During the Compliance Period, the discharger shall perform an Evaluation Monitoring Program and a Corrective Action Program.

      12. The discharger shall install any reasonable additional groundwater and leachate monitoring devices required to fulfill the terms of any Discharge Monitoring Program issued by the Executive Officer.

      13. Methane and other landfill gases shall be adequately vented, removed from the landfill units, or otherwise controlled to minimize the danger of explosion, adverse health effects, nuisance conditions, or the impairment of beneficial uses of water due to migration through the vadose (unsaturated) zone in accordance with applicable regulatory requirements.

      14. This Board considers the property owner and site operator to have continuing responsibility for correcting any problems which arise in the future as a result of this waste discharge or related operations during the active life and post-closure maintenance period.

      15. The discharger shall maintain all devices or designed features, installed in accordance with this Order such that they continue to operate as intended without interruption as provided for by the performance standards adopted by the California Integrated Waste Management Board.

      16. The discharger shall provide and maintain a minimum of two permanent surveyed monuments near the landfill from which the location and elevation of wastes, containment structures, and monitoring facilities can be determined throughout the post-closure and maintenance periods. These monuments shall be installed by a licensed land surveyor or registered civil engineer.

      17. The Regional Board shall be notified immediately of any failure occurring in the waste management unit. Any failure which threatens the integrity of containment features or the landfill shall be promptly corrected after approval of the method and schedule by the Executive Officer.

      18. The discharger shall comply with all applicable provisions of Chapter 15 that are not specifically referred to in this Order.

      19. The discharger must reconstruct the final cover to meet the requirements of CCR Title 23.

      20. The discharger shall maintain the facility so as to prevent a statistically significant increase in water quality parameters at the point of compliance as provided in Section 2550.5. According to
            Section 2550.2 and 2550.3 of Chapter 15, the discharger is also required to establish a Water Quality Protection Standards (WQPS) and a list of Constituents of Concern (COCs). The discharger shall meet the following schedule in implementing the requirements of this Provision. The discharger shall monitor a minimum of four quarters (one year) for the parameters listed in Table 2. Based upon the results of the monitoring, the discharger shall propose a revised list of COC's and monitoring parameters in accordance with the requirements of this Order and Article 5 of Chapter 15. Within 15 months following the adoption of this Order, the discharger shall submit a monitoring program to include a statistical analysis method to the Board for approval by the Executive Officer. A non statistical method (e.g., concentration trend analysis and comparison to practical quantitation limits) will be utilized to evaluate the significance of groundwater data until the proposed statistical methods are approved by the Board.

      C.    PROVISIONS

      1. The discharger shall comply with all Prohibitions, Specifications, and Provisions of this Order, immediately upon adoption of this Order or as provided below.

      2. The discharger shall submit a detailed POST EARTHQUAKE INSPECTION AND CORRECTIVE ACTION PLAN acceptable to the Executive Officer to be implemented in the event of any earthquake generating ground shaking of Richter Magnitude 7 or greater at or within 30 miles of the landfill. The report shall describe the containment features, and ground water monitoring and leachate control facilities potentially impacted by the static and seismic deformations of the landfill. The plan shall provide for reporting results of the post earthquake inspection to the Board within 72 hours of the occurrence of the earthquake. Immediately after an earthquake event causing damage to the landfill structures, the corrective action plan shall be implemented and this Board shall be notified of any damage.

                   REPORT DUE DATE:      WITHIN THREE MONTHS OF
                                         ADOPTION OF THIS ORDER

      3. The discharger shall submit a CONTINGENCY PLAN to be instituted in the event of a leak or spill from the leachate facilities. The discharger shall give immediate notification to the San Francisco Bay Regional Water Quality Control Board, the Local Enforcement Agency (LEA), and the California Department of Toxic

            Substance Control. The discharger shall initiate its corrective action plan to stop and contain the migration of pollutants from the site.

                   REPORT DUE DATE:      WITHIN THREE MONTHS OF
                                         ADOPTION OF THIS ORDER

      4. The discharger shall file with the Regional Board Discharge Monitoring Reports prepared under the supervision of a registered civil engineer or registered geologist performed according to any DISCHARGE MONITORING PROGRAM issued by the Executive Officer.

      5. The reports pursuant to these Provisions shall be prepared under the supervision of a registered engineer or certified engineering geologist.

      6. The discharger shall comply with all applicable items of the attached Discharge Monitoring Program, or any amendments thereafter.

      7. In the event of any change in control or ownership of land or waste discharge facilities presently owned or controlled by the Discharger, the Discharger shall notify the succeeding owner or operator of the existence of this Order by letter, a copy of which shall be immediately forwarded to this office. To assume operation of this Order, the succeeding owner or operator must apply in writing to the Executive Office requesting transfer of the Order. (Refer to Standard Provisions referenced above). The request must contain the requesting entity's full legal name, the address and telephone number of the persons responsible for contract with the Board and a statement. The statement shall comply with the signatory paragraph described in Standard Provisions and state that the new owner or operator assumes full responsibility for compliance with this Order. Failure to submit the request shall be considered a discharge without requirements, a violation of the California Water Code.

      8. The discharger shall immediately notify the Board of any flooding, equipment failure, slope failure, or other change in site conditions which could impair the integrity of waste or leachate containment facilities or precipitation and drainage control structures.

                      NOTIFICATION:     IMMEDIATELY
                      REPORT DUE DATE:  WITHIN 7 DAYS AFTER THE INCIDENT

      9. The discharger shall prepare, implement and submit a Storm Water Pollution Prevention Plan in accordance with requirements specified in State Water Resources Control Board General Permit for Storm Water Discharges Associated with Industrial Activities (NPDES Permit No. CAS000001).

                    REPORT DUE DATE      April 1, 1995

      10. The discharger must reconstruct those portions of the landfill's cap which do not meet the requirements of Article 8, Section 2581 of Chapter 15. The discharge is required to submit a complete and comprehensive construction plan with 60 days of the adaption of this Order.

      11. This order requires the discharger to initiate the semi-annual self monitoring program as defined in the attached Parts A & B.

      12. The discharger shall maintain a copy of this Order at the site so as to be available at all times to site operating personnel.

      13. This Board considers the property owner and site operator to have continuing responsibility for correcting any problems which may arise in the future as result of this waste discharge or related operations.

      14. The discharger shall permit the Board or its authorized representative, upon presentation of credentials:

            a. Immediate entry upon the premises on which wastes are located or in which any required records are kept.

            b. Access to copy any records required to be kept under the terms and conditions of this Order.

            c. Inspection of any treatment equipment, monitoring equipment, or monitoring method required by this Order or by any other California State Agency.

            d. Sampling of any discharge or ground water governed by this Order.

      15. These requirements do not authorize commission of any act causing injury to the property of another or of the public; do not convey any property rights; do not remove liability under federal, state or local laws; and do not authorize the discharge of wastes without appropriate permits from other agencies or organizations.

      16. This Order is subject to Board review and updating, as necessary, to comply with changing State or Federal laws, regulations, policies, or guidelines; changes in the Board's Basin Plan; or changes in the discharge characteristics.

      17. Copies of all correspondence, reports, and documents pertaining to compliance with the Prohibitions, Specifications and Provisions of this Order, shall also be provided to the Environmental Health Services Division of San Mateo County.

      18. The discharger shall analyze groundwater, leachate and surface water samples for the parameters as presented in Table 2 of the Discharge Monitoring Program for the Parkwood 101/westport landfill.

      19. TASK 1: DOCUMENTATION OF INSTALLATION OF ADDITIONAL GROUNDWATER MONITORING WELLS
            Completion Date: March 1, 1995
            The discharger is required to submit a technical report acceptable to the Executive Officer that documents that the monitoring wells (MW3-1, MW3-2, P5-1, LW-1) listed in Table No. 1 in Part B of the attached Self Monitoring Program have been installed.

      20.   This Order rescinds Orders No. 76-77 and 77-134.

I, Steven R. Ritchie Executive Officer, do hereby certify that the foregoing is a full, complete, and correct copy of an Order adopted by the California Regional Water Quality Control Board, San Francisco Bay Region, December 14, 1994.

                                         /s/  Steven R. Ritchie
                                         -------------------------------------
                                         Steven R. Ritchie
                                         Executive Officer

Attachments:

1.    Figures:
      1.    Site Location Map
      2.    General Geologic X-Section
      3.    Leachate Trenches Location Map
2.    Discharge Monitoring Program

References:

Cooper Engineers (1983). Geotechnical and Waste Management Engineering Studies for Approval of Concept Plan, Lands of Parkwood 101 Associates, Redwood City, California.

Levin-Fricke, Inc. (1989). Solid Waste Assessments Test Investigation Report, Westport Landfill Site, Redwood City, California. November.

McLaren Engineers (1989). Draft Supplemental Environmental Impact Report, Westport Development Project. October.

United Soil Engineering INC. (1994). Clay Cap Thickness Investigation, Westport Office Park, Marine World Parkway, Redwood City, California.

                              [SITE LOCATION MAP]

                        [LEACHATE TRENCHES LOCATION MAP]

                 CALIFORNIA REGIONAL WATER QUALITY CONTROL BOARD
                            SAN FRANCISCO BAY REGION

                          DISCHARGE MONITORING PROGRAM

                                       FOR

                           WESTPPORT INVESTMENTS INC.
                          PARKWOOD 101 CLOSED LANDFILL
                         REDWOOD CITY, SAN MATEO COUNTY

                                ORDER NO. 94-181

                                   CONSISTS OF

                                     PART A

                                       AND

                                     PART B

                                     PART A

A.    GENERAL

      Reporting responsibilities of waste dischargers are specified in Sections 13225(a), 13267(b), 13383, and 13387(b) of the California Water Code and this Regional Board's Resolution No. 73-16. This Discharge Monitoring Program is issued in accordance with Provision C.4 of Regional Board Order No. 94-181.

      The principal purposes of a discharge monitoring program are:

      (1) to document compliance with waste discharge requirements and prohibitions established by the Board,

      (2) to facilitate self-policing by the waste discharger in the prevention and abatement of pollution arising from waste discharge,

      (3) to develop or assist in the development of standards of performance, and toxicity standards,

      (4)   to assist the discharger in complying with the requirements of
            Article 5, Chapter 15 as revised July 1, 1991.

B.    SAMPLING AND ANALYTICAL METHODS

      Sample collection, storage, and analyses shall be performed according to the most recent version of EPA Standard Methods and in accordance with an approved sampling and analysis plan.

      Water and waste analysis shall be performed by a laboratory approved for these analyses by the State of California. The director of the laboratory whose name appears on the certification shall supervise all analytical work in his/her laboratory and he/she or their authorized representative shall sign all reports of such work submitted to the Regional Board.

      All monitoring instruments and equipment shall be properly calibrated and maintained to ensure accuracy of measurements.

C.    DEFINITION OF TERMS

      1.    A grab sample is a discrete sample collected at any time.

      2. Receiving waters refers to any surface water which actually or potentially receives surface or groundwater which pass over, through, or under waste materials or contaminated soils. In this case, the groundwater beneath and adjacent to the landfill area and the surface from the site are considered receiving waters.

      3.    Standard observations refer to:

            a.    Receiving Waters

                  1) Floating and suspended materials of waste origin: presence or absence, source, and size of affected area.

                  2) Discoloration and turbidity: description of color, source, and size of affected area.

                  3)    Evidence of odors, presence or absence,
                        characterization, source, and distance of travel from source.

                  4) Evidence of beneficial use: presence of water associated wildlife.

                  5)    Flow rate.

                  6) Weather condition: wind direction and estimated velocity, total precipitation during the previous five days and on the day of observation.

            b.    Perimeter of the waste management unit

                  1) Evidence of liquid leaving or entering the waste management unit, estimated size of affected area and flow rate. (Show affected area on a map.)

                  2)    Evidence of odors, presence or absence,
                        characterization, source, and distance of travel from source.

                  3)    Evidence of erosion and/or daylighted refuse.

            c.    The waste management unit

                  1) Evidence of ponded water at any point on the waste management facility.

                  2) Evidence of odors, presence or absence, characterized, source, and distance of travel from source.

                  3)    Evidence of erosion and/or daylighted refuse.

                  4) Standard Analysis (SA) and measurements are listed on Table 2 (attached).

D.    SAMPLING, ANALYSIS, AND OBSERVATIONS

      The discharger is required to perform sampling, analyses, and observations in the following media:

      1.    Groundwater per Section 2550.7(b)

      2. Surface water per Section 2550.7(c) and per the general requirements specified in Section 2550.7(e) of Article 5, Chapter 15 and

      3. Vadose zone per Section 2550.7(d). This item is neither feasible nor applicable for this landfill.

E.    RECORDS TO BE MAINTAINED

      Written reports shall be maintained by the discharger or laboratory, and shall be retained for a minimum of five years. This period of retention shall be extended during the course of any unresolved litigation regarding this discharge or when requested by the Board. Such records shall show the following for each sample:

      1.    Identity of sample and sample station number.

      2.    Date and time of sampling.

      3. Date and time of analyses, and name of the personal performing the analyses.

      4. Complete procedure used, including method of preserving the sample, and the identity and volumes of reagents used where applicable; or reference to standard EPA methods.

      5.    Calculation of results.

      6.    Results of analyses, and detection limits for each analysis.

F.    REPORTS TO BE FILED WITH THE BOARD

      1. Written detection monitoring reports shall be filed by the 15th day of the month following the report period. In addition, an annual report shall be filed as indicated in F.3 below. The reports shall be comprised of the following:

            a.    Letter of Transmittal

                  A letter transmitting the essential points in each report should accompany each report. Such a letter shall include a discussion of any requirement violations found during the last report period, and actions taken or planned for correcting the violations. If the discharger has previously submitted a detailed time schedule for correcting requirement violations, a reference to the correspondence transmitting such schedule will be satisfactory. If no violations have occurred in the last report period, this shall be stated in the letter of transmittal. Monitoring reports and the letter transmitting the monitoring reports shall be signed by a principal executive officer at the level of vice president or his duly authorized representative, if such representative is responsible for the overall operation of the facility from which the discharge originates. The letter shall contain a statement by the official, under penalty of perjury, that to the best of the signer's knowledge, the report is true, complete, and correct.

            b. Each monitoring report shall include a compliance evaluation summary. The summary shall contain:

                  1) A graphic description of the velocity and direction of groundwater flow under/around the waste management unit, based upon the past and present water level elevations and pertinent visual observations. A statistical evaluation of the water quality monitoring data for all groundwater compliance points (As required under Part B (Table 1)).

                  2) The method and time of water level measurement, the type of pump used for purging, pump placement in the well; method of purging, pumping rate, equipment and methods used to monitor field PH, temperature, and conductivity during purging, calibration of the field equipment, results of the PH, temperature conductivity and turbidity testing, well recovery time, and method of disposing of the purge water.

                  3) Type of pump used, pump placement for sampling, a detailed description of the sampling procedure; number and description of equipment, field and travel blanks; number and description of duplicate samples; type of sample containers and preservatives used, the date and time of sampling, the name and qualification of the person actually taking the samples, and any other observations.

            c. A map or aerial photograph shall accompany each report showing observation and monitoring stations locations.

            d. Laboratory statements of results of analyses specified in Part B must be included in each report. The director of the laboratory whose name appears on the laboratory certification shall supervise all analytical work in his/her laboratory and shall sign all reports of such work submitted to the Board.

                  1) The methods of analyses and detection limits must be appropriate for the expected concentrations. Specific methods of analyses must be identified. If methods other than EPA approved methods or Standard Methods are used, the exact methodology must be submitted for review and approval by the Executive Officer prior to use.

                  2) In addition to the results of the analyses, laboratory quality assurance/quality control (QA/QC) information must be included in the monitoring report. The laboratory QA/QC information should include the method, equipment and analytical detection limits, the recovery rates; and explanation for any recovery rate that is outside of the normal range specified by the EPA for that method; the result of equipment and method blanks; the results of spiked and surrogate samples; the frequency of quality control analysis; and the name of the person(s) performing the analyses.

            e. An evaluation of the effectiveness of the leachate monitoring or control facilities, which includes an evaluation of leachate buildup within the disposal units, a summary of leachate volumes removed from the units, and a discussion of the leachate disposal methods utilized.

            f. A summary and certification of completion of all standard observations for the waste management unit, the perimeter of the waste management unit, and the receiving waters.

            g. The quantity and types of wastes disposed of during the past quarter, and the locations of the disposal operations.

2.    CONTINGENCY REPORTING

      a. A report shall be made by telephone of any see page from the disposal area immediately after it is discovered. A written report shall be filed with the Board within five days thereafter. This report shall contain the following information:

            1)    a map showing the location(s) of discharge;

            2)    approximate flow rate;

            3) nature of effects; i.e., all pertinent observations and analyses; and

            4)    corrective measures underway or proposed.

      b. A report shall be made in writing to the Board within seven days of determining that a statistically significant increase occurred at a point of compliance (between a down gradient sample and a WQPS). Notification shall indicate what WQPS(s) has/have been exceeded. The discharger shall immediately re-sample at the compliance point where this difference has been found and reanalyze.

      c. If re-sampling and analysis confirms the earlier finding of a statistically significant increase between monitoring results and WQPS(s), the discharger must submit to the Board an amended Report of Waste Discharge as specified in Section 2550.8(k)(5) for establishment of an Evaluation Monitoring Program (EMP) meeting the requirements of Section 2550.9 of Chapter 15.

      d. Within 180 days of determining statistically significant evidence of a release, submit to the regional board an engineering feasibility study for a Corrective Action Program (CAP) necessary to meet the requirements of Section 2550.10. At a minimum, the feasibility study shall contain a detailed description of the corrective action measures that could be taken to achieve background concentrations for all constituents of concern.

3.    REPORTING

      By January 31 of each year, the discharger shall submit an annual report to the Board covering the previous calendar year. This report shall contain:

      a. Tabular and graphical summaries of the monitoring data obtained during the previous year; the report should be accompanied by a 5-1/4" or 3-1/2" computer data disk, MS-DOS ASCII format, tabulating the year's data.

      b. A comprehensive discussion of the compliance record, and the corrective actions taken or planned which may be needed to bring the discharger into full compliance with the waste discharge requirements.

      c. A map showing the area, if any, in which filling has been completed during the previous calendar year. [Not applicable for this site]

      d. A written summary of the groundwater analyses indicating any change in the quality of the groundwater.

      e. An evaluation of the effectiveness of the leachate monitoring/control facilities, which includes an evaluation of leachate buildup within the disposal units, a summary of leachate volumes removed from the units, and a discussion of the leachate disposal methods utilized.

4.    WELL LOGS

      A boring log and a monitoring well construction log shall be submitted for each new sampling well established for this monitoring program, as well as a report of inspection or certification that each well has been constructed in accordance with the construction standards of the Department of Water Resources. These shall be submitted within 30 days after well installation.

                                     PART B

1.    DESCRIPTION OF OBSERVATION STATIONS AND SCHEDULE OF OBSERVATIONS

      A.    ON-SITE OBSERVATIONS - Report Semi-annually

      STATION                      DESCRIPTION                                   OBSERVATIONS                          FREQUENCY
      V-1 thru V-'n'               Located an the waste disposal area            Standard observations for the         Quarterly
                                   as deli- neated by a 500 foot grid network.   waste management unit.

      P-1 thru P-'n' (perimeter)   Located at equidistant intervals not          Standard observations for the         Quarterly
                                   exceeding 1000 feet around the perimeter of   perimeter.
                                   the waste management unit.


      A map showing visual and perimeter compliance points (V and P stations) shall be submitted by the discharger in the semi-annually monitoring report.

B.    GROUNDWATER, LEACHATE AND SURFACE WATER MONITORING

      REPORT SEMI-ANNUALLY

      Groundwater, surface water, leachate and seepage monitoring points shall be monitored as outlined below on Table 1 and Table 2 and shown on Figure 1 (Attached).

      During the wet season (October through April), estimate or calculate the volume of storm water discharge from each outfall and collect and analyze samples of storm water discharge from two storm events during each wet season which produce significant storm water discharge as defined in State Water Resources Control Board Order No. 92-12-DWQ (General Permit for Storm Water Discharges). The samples must be analyzed for:

      - pH, total suspended solids (TSS), specific conductance, and total organic carbon (TOC).

      - Toxic chemicals and other pollutants that are likely to be present in storm water discharge in significant quantities.

                                     TABLE 1

Monitoring Points For Each Monitoring Medium:

MONITORING MEDIA        POINTS OF COMPLIANCE                UPGRADIENT WELLS
----------------        --------------------                ----------------
Surface Water           SW1, SW2, SW3                       SW1
----------------        --------------------                ----------------
Groundwater             Deep groundwater                    UPG-l
                        Monitoring Wells: P-2B,
                        P-1B, MW-1, MW-2.

                        Shallow Groundwater                 UGP-2
                        Monitoring Wells: P-8,
                        P-7, K-1, P-3, K-3, * K-4,
                        P-5, P5-1, K- 5, MW-3,
                        MW3-1, MW3-2, S-3A,
                        S-4A, P-4, K-2, P-6
----------------        --------------------                ----------------
Leachate                *P-2A, P-1A, LW-1, S-1A,            Not Applicable.
                        S-2, S-5


*     Leachate wells are not considered compliance points

*     K-4 is not a compliance groundwater monitoring well

      C.    FACILITIES MONITORING

            The discharger shall inspect all facilities to ensure proper and safe operation once per quarter and report quarterly. The facilities to be monitored shall include, but not be limited to:

            a.    Leachate collection and removal systems;

            b.    Surface water monitoring points;

            c.    Shallow and deep groundwater monitoring wells;

            d.    Perimeter diversion channels;

            e.    Leachate wells;

I, Steven Ritchie, Executive Officer, hereby certify that the foregoing Self-Monitoring Program:

1. Has been developed in accordance with the procedures set forth in this Board's Resolution No. 73-16 in order to obtain data and document compliance with waste discharge requirements established in this Board's Order No. 94-181.

2.    Is effective on the date shown below.

3. May be reviewed or modified at any time subsequent to the effective date, upon written notice from the Executive Officer.



                                         /s/  Steven R. Ritchie
                                         -------------------------------------
                                         Steven R. Ritchie
                                         Executive Officer

Date Ordered:  December 14, 1994
Attachments:
Figure 1 - Monitoring Points Locations Map
Table 2 - Discharge Monitoring Plan

                         [MONITORING POINTS LOCATION MAP]

Table 2 - Discharge Monitoring Plan, List of Analytical Parameters

Parameters                           Method (USEPA)            Frequency        Reference
-----------------------------------  ------------------------  -------------    ---------
Leachate Level Measurements          Field                     Semi-annual      1
-----------------------------------  ------------------------  -------------    ---------
Water Level Measurements             Field                     Semi-annual      1
-----------------------------------  ------------------------  -------------    ---------
Temperature Measurement              Field                     Semi-annual      1
-----------------------------------  ------------------------  -------------    ---------
Electrical Conductivity              Field                     Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
pH                                   Field                     Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Total Organic Carbon                 415.1                     Semi-annual      2
-----------------------------------  ------------------------  -------------    ---------
Total Nitrogen (the sum of Nitrate
Nitrogen and Kjeldahl Nitrogen)      351.2                     Semi-annual      2
-----------------------------------  ------------------------  -------------    ---------
Turbidity                            Field                     Semi-annual      1, 4
-----------------------------------  ------------------------  -------------    ---------
Alkalinity, bicarbonate              310.1                     Semi-annual      2
-----------------------------------  ------------------------  -------------    ---------
Alkalinity, hydroxidei               310.1                     Semi-annual      2
-----------------------------------  ------------------------  -------------    ---------
Biological Oxygen Demand             410.4                     Semi-annual      4
-----------------------------------  ------------------------  -------------    ---------
Ammonia as N (nonionized)            350.1                     Semi-annual      4
-----------------------------------  ------------------------  -------------    ---------
Chemical Oxygen Demand               410.2                     Semi-annual      2, 4
-----------------------------------  ------------------------  -------------    ---------
Total Dissolved Solids               160.1                     Semi-annual      2, 4
-----------------------------------  ------------------------  -------------    ---------
Total Suspended Solids               160.2                     Semi-annual      2, 4
-----------------------------------  ------------------------  -------------    ---------
Volatile Organic Compounds
(Appendix I)                         8260/w capillary column   Once in 5 yrs    3
-----------------------------------  ------------------------  -------------    ---------
Volatile Organic Compounds
(Appendix I&II)                      8260/w capillary column   Once in 5 yrs    3
-----------------------------------  ------------------------  -------------    ---------
Organophosphorus Pesticides & PCB's  8140/w capillary column   Once in 5 yrs    3
-----------------------------------  ------------------------  -------------    ---------
Chlorinated Herbicides               8150/w capillary column   Once in 5 yrs    3
-----------------------------------  ------------------------  -------------    ---------
Arsenic                              7061                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Cadmium                              7131                      Semi-annual
-----------------------------------  ------------------------  -------------    ---------
Chromium                             6010                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------

Parameters                           Method (USEPA)            Frequency        Reference
-----------------------------------  ------------------------  -------------    ---------
Copper                               6010                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Lead                                 7421                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Mercury                              7470                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Nickel                               6010                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Selenium                             7740                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Silver                               6010                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------
Zinc                                 6010                      Semi-annual      3
-----------------------------------  ------------------------  -------------    ---------

1.    Not Applicable

2. Methods for Chemical Analysis of Water and Wastes, EPA600/4/79/029, revised March 1983

3.    EPA SW-846

4.    Only for surface water monitoring


                                       2.

           EXHIBIT D TO LEASE AGREEMENT DATED OCTOBER 26,1999 BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND iPASS, INC., AS TENANT.

                           HAZARDOUS MATERIALS REPORTS
                               PROVIDED TO TENANT

1. Applicability of Chemrisk Assessment for the Westport Site, Dated October 1989, to Currently Proposed Site Development Plan - Report dated June 28, 1994, prepared by ChemRisk

2) Draft Supplemental Environmental Impact Report for Westport Development Project dated October 1989, prepared by McLaren

3) Revised Discharge Monitoring Plan for Westport Landfill Site Dated May 1996 prepared by Geomatrix Consultants


                                       3.